As filed with the Securities and Exchange Commission on June 30, 2009
Registration No. 333-134607

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

L-3 COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3937434
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016
(Address of Principal Executive Offices) (Zip Code)
L-3 Communications Corporation Employee Stock Purchase Plan
(Full title of the plan)

Steven M. Post, Esq.
Senior Vice President, General Counsel and Corporate Secretary
L-3 Communications Holdings, Inc.
600 Third Avenue
New York, New York 10016
(Name and address of agent for service)
(212) 697-1111
(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:

Avrohom J. Kess, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

TABLE OF CONTENTS

SIGNATURES
EXPLANATORY NOTE
     L-3 Communications Holdings, Inc. (the “Registrant”) registered 5,074,000 shares of its common stock, par value $0.01 (“Common Stock”), for issuance under the L-3 Communications Corporation Employee Stock Purchase Plan (the “Plan”) pursuant to Registration Statement on Form S-8, File No. 333-134607, filed with the Securities and Exchange Commission on May 31, 2006. Effective immediately, no shares of Common Stock will be issued under the Plan. Accordingly, this Post-Effective Amendment No. 1 is being filed to deregister any shares of Common Stock that have not yet been issued under the Plan.
     Accordingly, the Registrant hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-134607, any shares of its Common Stock that have not yet been issued under the Plan.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of June, 2009.

L-3 COMMUNICATIONS HOLDINGS, INC.
By:		/s/ Steven M. Post
	Name:	Steven M. Post, Esq.
	Title:	Senior Vice President, General Counsel and Corporate Secretary

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed below by the following persons in the capacities indicated on the 30th day of June, 2009.

Signature	Title

/s/ Michael T. Strianese Michael T. Strianese	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Ralph G. D’Ambrosio Ralph G. D’Ambrosio	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dan Azmon Dan Azmon	Corporate Controller (Principal Accounting Officer)

Robert B. Millard	Director

/s/ Claude R. Canizares Claude R. Canizares	Director

/s/ Thomas A. Corcoran Thomas A. Corcoran	Director

/s/ John M. Shalikashvili John M. Shalikashvili	Director

/s/ Arthur L. Simon Arthur L. Simon	Director

/s/ Alan H. Washkowitz Alan H. Washkowitz	Director

/s/ John P. White John P. White	Director

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